Exhibit 10.90

Confidential Treatment Requested - Certain information in this exhibit has been omitted and filed separately with the commission.  Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT

This Equipment Purchase Agreement is entered into at Hyderabad on this, the 4th day of February, 2003;

By and between

Tata Teleservices Limited, a company incorporated under the provisions of the Companies Act 1956, and having its registered office at Jeevan Bharati, 10th Floor, Tower-I, 124, Connaught Circus, New Delhi- 110001, India and corporate office at 5-9-62, Khan Lateef Khan Estate, Fateh Maidan Road, Hyderabad- 500 001, India hereinafter referred to as “TTL” the expression which unless repugnant to the context herein shall mean and include its successors in business of the One Part;

AND

UTStarcom Inc. (UTSI), a company having its registered office at.... hereinafter referred to as “UTSI” the expression which, unless repugnant to the context herein shall mean and include its successors in business of the Other Part;

TABLE OF CONTENTS

1.	DEFINITIONS
2.	SCOPE OF WORK
3.	TERM
4.	DELIVERY, PRICE AND PAYMENT TERMS
5.	[***]
6.	DELIVERY TERMS AND SCHEDULE
7.	INSPECTION, TESTING AND ACCEPTANCE
8.	ACCEPTANCE
9.	LICENSES
10.	TITLE AND RISK
11.	WARRANTY
12.	PROPRIETARY RIGHTS AND RIGHTS TO SOFTWARE
13.	PATENT AND COPYRIGHT INFRINGEMENT
14.	EXPORT, RE-EXPORT AND TRANSFER CONTROLS
15.	LIMITATION OF LIABILITY
16.	PROPRIETARY INFORMATION
17.	TERMINATION
18.	LAWS AND REGULATIONS
19.	DISPUTES RESOLUTION AND ARBITRATION
20.	FORCE MAJEURE
21.	ENTIRE UNDERSTANDING
22.	OUT OF WARRANTY MAINTENANCE ASSISTANCE AND TECHNICAL SUPPORT
23.	COMPLIANCE WITH LAWS
24.	CHANGES
25.	GENERAL PROVISIONS

Schedules

Schedule -A:	Responsibility Assignment Matrix

Schedule -B:	Price

Schedule -C:	Software License

Schedule -D:	Non Disclosure Agreement

Schedule -E:	Product Description

Schedule -F:	Acceptance Test Procedure

1.             DEFINITIONS

For the purpose of this Order, the terms below shall have the following definitions:

“Acceptance”

“Acceptance” means successful completion of tests of the Equipment/Element performed by UTSI and/or TTL in accordance with the Acceptance Test procedure listed in the Schedule F (Acceptance Test Procedure).  In the event that the Acceptance Tests of any Equipment/Element have not been completed within [***] days after the Shipment due to reasons solely attributable to TTL then such Equipment/Element shall be deemed to have achieved Acceptance on the expiry of such [***] day period (“Deemed Acceptance”).

“Acceptance Testing”

“Acceptance Testing” means that the Equipment has been installed, commissioned and integrated, within the quality parameters and the mutually agreed specifications have been met.  These tests shall have to be carried out, by UTSI jointly with TTL or by TTL as applicable.  On successful Acceptance, TTL shall issue a Certificate of Acceptance, in case the agreed tests are successfully completed, no later than [***] days of completion of said tests.  In the event of Deemed Acceptance, UTSI shall intimate TTL of the same in writing.

“Commercial Service”

“Commercial Service” means the earliest date when any of TTL’s subscribers or customers begin to use the Product.  Commercial Service shall exclude trial runs, soft launch or any other such similar use the period of which shall not exceed [***] days.

“Documentation”

“Documentation” means all user manuals, training manuals, Software release notes, and other similar, written materials in English provided with the System, as may be updated by UTSI from time to time.

“Delivery”

“Delivery” shall mean Shipment as defined in this Agreement either on USD FCA basis or INR DDP basis (as defined in this Agreement).

“Effective Date”

“Effective Date” means the date by which duly authorized officers of both Parties have signed this Agreement.

“Equipment/ Element” shall mean the Hardware, the Licensed Material, and parts thereof including cables, and spares, as ordered to be supplied to TTL.  The same shall mean and include the following network elements, contained in, in whole or part, Digital Loop Carrier System (DLC) and its associated elements as per Schedule E (Product Description) attached hereto which on stand-alone basis is capable of being tested, commissioned and integrated into a Sub-Network or Network and is able to be deployed for Commercial Service.

“Non-Disclosure Agreement”

“Non-Disclosure Agreement” means the Mutual Non-Disclosure and Confidentiality Agreement between the Parties. “Equipment/Element” – Schedule D.

“Party”

“Party” shall mean either Tata Teleservices Limited (“TTL”) having its Corporate office at K.L.K Estate, Fateh Maidan Rd, Hyderabad 500001 registered under or the UTSTARCOM Inc (“UTSI”) having its corporate office at 1275, Harbor Bay Parkway, Alameda; CA 94502 USA.  Together TTL and UTSI are referred to as “Parties”.

“Product”

“Product” means collectively all hardware and software components and subsystems provided by UTSI as more fully described in Schedule E (Product Description) attached hereto.

UTSI “Shipment”

Shall mean the date of delivery of Products, in whole or part, as applicable, under an Order to the TTL nominated freight forwarder/carrier or the Carrier evidenced by the airwaybill date, for such Orders where the delivery Terms are on FCA basis.

In the event the delivery Terms under the Order are on INR DDP basis, then Shipment shall mean the date of delivery of the Products, in whole or part, as applicable, under such Order, to the TTL nominated warehouse in India, evidenced by the delivery challan date.

“Software”

“Software” means the executable (object code) version of software as developed by and/or licensed to UTSI for use in the Product.

“Software License Agreement”

“Software License Agreement” means the Software License Agreement between the Parties.

“Warranty Period”

“Warranty Period” means- a period equal to [***] months starting on the date of Shipment or a period [***] from the date of Acceptance of the Equipment/ Element which ever expires later.

2.             SCOPE OF WORK

This Agreement shall govern Purchase Orders (the “Order”) submitted by TTL to UTSI for the supply by UTSI of DLC Products in accordance with the specifications, in the identified areas in the territory of [***] for the purposes of enabling provision of Basic Telecom Services and Value Added Services by TTL (“Network”).  Detailed scope of work should be read in conjunction with the Responsibility Assignment Matrix as attached herein in Schedule A.

In the event that Purchase Orders are placed for any Products not included in the Schedule E then, both Parties may agree that this Agreement shall govern those as well and such Products shall be added to the Schedule E at that time.

3.             TERM

The term of this Order shall commence on the Effective Date and unless otherwise terminated as provided herein, shall continue in full force and effect for a period of three (3) years and may be extended upon mutual agreement.  During this time, TTL and UTSI may re-negotiate prices and commercial terms as may be required from time to time

4.             DELIVERY, PRICE AND PAYMENT TERMS

4.1           Pricing and Shipment

Prices for the Product and Services purchased and/or licensed hereunder shall be as described in Schedule B (Price) to this Agreement which shall be either on USD FCA or INR DDP basis (Incoterms 2000) (the “Prices”) based on mutual agreement.

Prices, (where the Delivery Terms are on FCA basis) for the supply of the Product are in U.S. Dollars, (FCA, Shanghai, China for Equipment/element) and in U.S. Dollars, (FCA, JFK, USA for Software). (Incoterms 2000).

For export of Equipment/Element, on FCA basis, Delivery shall be FCA, Shanghai, China facility of the carrier designated by TTL in the Order, or in the absence of such designation, the carrier designated by UTSI (the “Carrier”) in accordance with the above mentioned Incoterms 2000.

4.2           Taxes, Duties and Levies

For export from China/USA on FCA basis, the Prices [***] which may be levied or charged in India, however, any [***] shall be solely to [***].  Any such amounts charged, levied or assessed, whether withheld at source or otherwise, will be added to the prices otherwise chargeable to and payable by [***] pursuant to this Agreement only for future Orders and for Orders executed after the imposition of fresh tax that lead to more amount of taxes being imposed.

However, if any taxes on income are required by law to be deducted from any payment required to be made by TTL to UTSI hereunder, the amount of such payment shall be deducted as per Government Of India regulations and relevant TDS certificates will be issued to UTSI and payment shall be made to UTSI net of such amount.

For Shipments made on DDP basis, the Prices shall include [***] (as applicable).  [***]

4.3           Form of Payment

Payments for Products and Services shall be made in U.S. Dollars via wire transfer for Orders placed on FCA basis and in India Rupees for Orders placed on DDP basis.

First Installment — [***] of the Order value shall be payable upon Acceptance or [***] days from Shipment against each Order or part thereof, prorated for shipment, whichever is earlier, provided delay in Acceptance is not on account of UTSI (in which case payment of First Installment shall be at Acceptance irrespective of [***] days).

Second Installment — For FCA USD Orders — Remaining [***] of the Order value, shall be payable not later than [***] months from the due date of the First Installment, or shall be due on the [***] day of the Shipment whichever is earlier, provided delay in Acceptance is not on account of UTSI (in which case payment of Second Installment shall be at Acceptance irrespective of [***] days).

Second Installment — For INR DDP Orders — Remaining [***] of the Order value, shall be payable at the expiry of [***] months from the due date of the First Installment, provided delay in Acceptance is not on account of UTSI (in which case payment of Second Installment shall be at [***] months from Acceptance irrespective of [***] days).

4.4           When payment of any part of the Order becomes due to UTSI in accordance with the provisions of this Clause 4, the UTSI shall forward to TTL an appropriate invoice (Invoice) which shall specify a full description of each item of the Equipment/ Element, Software or Service delivered, together with the following documents:

For drawing payment due on Delivery of Equipment/Element/Software:

Acceptance of the Purchase Order and copies of:

i)                 Packing List

ii)              Airway Bill/Delivery Challan (as pplicable)

iii)           Certificate of Origin (as applicable)

iv)          Manufacturer’s Test Report/Factory Acceptance Test Report as per agreed quality acceptance plan.

v)             Acceptance Certificate by TTL on completion of Acceptance Tests or notification of Deemed Acceptance

vi)          A statement by the Contractor for subsequent performance of the Equipment as per the Specifications and standards prescribed in this Agreement.

Payment for the associated Software against each Equipment/Element so invoiced shall be payable against the submission of the relevant documents as described above.

4.5           In the event of delayed payment for more than a period of [***] days after the Invoice is payable and due, then UTSI may impose interest payable @ of [***] of the invoice amount so delayed, pro-rated on a daily basis.  This rate shall apply for both INR and USD Orders.

5.             [***]

[***]

6.             DELIVERY TERMS AND SCHEDULE

6.1           The Order will be delivered according to the schedule set forth in the applicable Order..

6.2           Delivery of any Product or part thereof originating outside of India will be FCA, Shanghai, China or FCA, JFK, USA, as applicable (INCOTERMS 2000) and Delivery of any Equipment originating within India will be the TTL designated warehouse as specified in the applicable Order (“Delivery”).

6.3           Liquidated Delay Damages

If Shipment/Delivery of any Product or part thereof is delayed beyond the date specified in the Order or as mutually agreed for such Shipment (“Delay”), due to any cause which is attributable to UTSI other than Force Majeure (the occurrence which shall be proved to the reasonable satisfaction of TTL in writing), beyond the mutually agreed time frame (Delayed Portion), UTSI shall be liable to pay Liquidated Damages to the tune of [***]

7.             INSPECTION, TESTING AND ACCEPTANCE

UTSI shall perform a structured testing programme in accordance with the provisions of Schedule F which shall be sufficient to demonstrate to the satisfaction of TTL that the Equipment, or any Element meet the requirements of the Agreement and to achieve all Acceptances of the Element.  Such testing shall comprise off-site tests and on-site Acceptance tests to achieve Acceptance.  The Acceptance Test Plan shall be proposed by UTSI and shall be reviewed and approved by TTL.  Same is detailed in Schedule E.

Testing at UTSI’s factory (“Factory Acceptance Testing”)

7.1.1        The purpose of Factory Acceptance Testing is to verify that the Equipment/Element production is satisfactory and that the Equipment/Element is ready to be shipped to TTL.

7.1.2        UTSI shall perform Factory Acceptance Testing in accordance with the test Plan of UTSI prior to Shipment.

7.1.3        TTL shall have the right to witness Factory Acceptance Testing.  An inspection plan will be agreed to by UTSI and TTL so as to minimise disruption to UTSI’s activities and overall project schedule.

7.1.4        TTL may witness the production and testing procedures in general to verify that UTSI is deploying all quality controls to deliver the Equipment/Element conforming to specifications and standards specified in the Agreement.  TTL shall bear all the costs and expenses including travelling, boarding, lodging expenses and out of pocket expenses in respect of such personnel sent to witness such testing.

7.1.5        Notwithstanding the fact that TTL has witnessed Factory Acceptance Testing or not, the UTSI shall provide to TTL the Factory Acceptance Test Results and will make best to provide the same in [***] days of the completion of such testing.

7.1.6        No test or examination of any of the Equipment/Element whether witnessed, agreed or otherwise organised or carried out by TTL shall release UTSI from its obligation to carry out the On-Site Tests or to perform any of its other obligations as set out in and in accordance with the provisions of the Agreements.

7.2           Installation, Commissioning and Acceptance Testing on Site

7.2.1        The purpose of the Element Acceptance Tests at site is to show that the Equipment/ Element meets the Specifications and technical requirements and is ready to be integrated into the Sub-Network or Network as the case may be.

7.2.2        Acceptance Tests are performed in accordance with Schedule F as agreed to in this Agreement.  An Acceptance Report will be compiled for each of the Equipment/Element accepted as the case may be.

7.2.3        Equipment/Element Acceptance is based on tests defined in the Acceptance Test Procedures.  The criteria for passing these tests are that all major diagnostic test results with “All Tests Pass (ATP)” and realization of features/functionalities.

7.2.4        In case of any errors or faults during testing that affect Commercial Service to customers (Severity 1), the Acceptance Certificate shall not be issued.  In case of only minor errors or faults that do not affect Commercial Service the Acceptance Certificate with punch list of issues to be resolved shall be issued by TTL within [***] days of completion of such tests.  UTSI and TTL shall jointly agree on the time frame within which these issues are to be resolved.

7.2.5        UTSI shall provide, no less than [***] days prior to commencement of Tests, for TTL’s review and approval the following:

•                  A schedule of detailed test Procedures to be performed as per Schedule F; and

•                  Documentation, in form and substance reasonably satisfactory to TTL, of testing to verify the technical and performance requirements of the Element,.  TTL has the right to seek performance of additional Tests as mutually agreed.

7.2.6        On TTL’s review and written approval, the above documentation shall, as from the date of such written approval, be deemed to have become a part of this Agreement and this Agreement shall thenceforth be interpreted and construed accordingly.

7.2.7        After completion of Installation of each site, TTL shall perform on-site Acceptance Tests of the Equipment/Element thereat in accordance with the test specifications.

7.2.8        Within [***] days of the completion of the relevant Acceptance Tests TTL shall either inform UTSI of the failure of the Acceptance Tests in accordance with terms herein or issue UTSI with a dated certificate of Acceptance in respect of the Element/Equipment in accordance with 7.2.4.

7.2.9        If any aspect of the Element (as the case may be) fails to pass the Acceptance Tests, then:

a)              the failure of the Element to pass the Acceptance Tests shall be notified in writing to the UTSI by TTL, giving reasons for such failure, within [***]days of the completion of the relevant tests; and

b)             the UTSI shall forthwith implement at its own cost and expense such alterations or modifications to the Element as are necessary and in any case, within [***] working days or any longer period mutually agreed upon to enable the relevant Acceptance Test to be repeated; and

c)              The UTSI shall repeat the Acceptance Tests so as to achieve Acceptance; and

d)             TTL may, at its option, carry out such alterations or modifications at UTSI’s cost (as is commercially reasonable under the circumstances) so as to achieve Acceptance.

7.2.10      Notwithstanding any provision to the contrary contained in the corresponding Order, TTL shall have the right to remedies or material damages as specified in the Certificate of Contractual Compliance.

8.             ACCEPTANCE

Acceptance tests shall be performed by UTSI or and TTL as the case maybe in accordance with the Acceptance Test procedure to be provided by UTSI and approved by the TTL prior to the commencement of the tests.  TTL undertakes and agrees to ensure that there will be no delay in the commencement or performance of the Acceptance by any act or omission of the TTL or any of TTL’s employees, agents or representatives.

9.             LICENSES

UTSI hereby grants TTL a non-exclusive, non-transferable license to use the Software and the Documentation solely in connection with the Products purchased by TTL pursuant to this Agreement, at the Site(s) and for the purpose and in the manner for which the Product was designed and intended by UTSI, all in accordance with the software license provisions set forth in Schedule C attached hereto.  In no event shall TTL have the right to market, sell, lease, license, sublicense, assign, distribute or otherwise transfer said license or any part thereof without the express prior written consent of UTSI except in the event of a sale (in part or whole), merger, strategic alliance or business arrangement of any kind wherein TTL ceases to do business in it’s own name and a new entity takes over the business and the Equipment.  TTL shall not remove nor alter, nor permit the removal or alteration of, any UTSI or third-party trademarks, copyright notices, tags, labels or other identifying markings placed on any Products, products, packages or containers provided hereunder without the prior written consent of UTSI.

10.          TITLE AND RISK

Title to the Product and Risk of loss to the Product shall pass to TTL in accordance with Incoterms 2000 at the FCA Shanghai, China or FCA JFK, USA as applicable where the Orders are on FCA basis.  For Shipments on DDP basis Title to the Product and Risk of loss to the Product shall pass to TTL in accordance with Incoterms 2000 at the TTL designated warehouse specified in the Order.

11.          WARRANTY

11.1         Subject to the terms and conditions hereof, UTSI warrants the Products manufactured by UTSI and provided to TTL pursuant to this Order, working as separate items and within configurations disclosed in writing to UTSI by TTL, against defects in material, workmanship and design that materially affect its performance (“Defects”) for the following periods (“Warranty Period(s)”), respectively:

Equipment and Software for a period of [***] months from the date of Shipment or [***] months from the date of Acceptance of the said Equipment, whichever expires later, operating in configurations contemplated by the Parties, against defects its performance in accordance with the specifications (Defects), which ever is later UTSI will promptly effect the repair or replacement of any equipment delivered hereunder by UTSI that demonstrates, during such Warranty Period, to have a Defect.

11.2         Warranty of Good Title

UTSI will deliver good title to all equipment provided under this Agreement (including any additional purchases), free from any and all liens, claims or encumbrances.

11.3         Conformity to Specifications

UTSI warrants that during the Warranty Period all equipment will conform to and perform according to the specifications.  The UTSI warrants that the Equipment will be new and unused (except for equipment used for testing required under the Agreement/ Order) when delivered and, subject to the provisions of this Clause 7, will be free from defects in materials and workmanship and will function substantially (excluding minor non-service affecting) in accordance with the applicable Specification during the Warranty Period.

11.4         Warranty and Replacement Parts

UTSI warrants, on the same terms as those set forth above with respect to the repaired or replacement Field Replacement Unit (“FRU”) for [***] months from Delivery to FCA point or up to the term of the original warranty of the part that is being replaced, whichever is longer.  UTSI shall also bear all costs including duties, taxes, transportation costs, transit insurance premium and other associated costs (including de-installation and re-installation) while sending out defective parts and receiving repaired/replaced parts.

11.5         Ownership of Replaced Parts

Except as provided elsewhere in this Agreement, FRUs replaced by UTSI will become the property of UTSI.  FRUs delivered as replacement by UTSI will remain the property of TTL.

11.6         Pass Through of Warranties

UTSI will, to the extent possible, make available to TTL the benefit of any warranties or similar rights on any equipment or part thereof produced by third Parties which equipment is integrated in items.

11.7         Warranty Claim Procedures

The limited warranties set forth in Clause 11 are subject to TTL’s written notification, rendered during the warranty periods defined herein, to UTSI of an alleged Defect.  UTSI will repair, replace, amend, or alter in accordance with UTSI’s standard practices with respect to such equipment.

11.8         Disclaimer

EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, UTSI NEITHER MAKES NOR ASSUMES ANY LIABILITY UNDER ANY WARRANTIES (WHETHER IMPLIED OR PURSUANT TO STATUTE OR COMMON LAW) ON OR WITH RESPECT TO EQUIPMENT PROVIDED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY.  Performance by UTSI of the warranty services described in this Clause 11 will constitute fulfillment of all of UTSI’s obligations in respect of the warranties contained in this Clause 11, whether based on contract, or otherwise with respect to the equipment delivered to TTL hereunder.

12.          PROPRIETARY RIGHTS AND RIGHTS TO SOFTWARE

12.1         Subject to this Agreement, UTSI grants to TTL non-exclusive, non-transferable rights to use the Software (as defined below) for TTL’s use solely in conjunction with the UTSI Equipment.  The rights granted herein shall be for use of the Software in object code format only and solely as provided in Section 12.1.2 below.

12.1.1      TTL acknowledges that any software supplied by UTSI and TTL hereunder (“Software”) is subject to the proprietary rights of UTSI and/or UTSI’ vendor(s).  UTSI or its vendor(s), as the case may be, will retain title to all of the Software.  Subject to performance by TTL of these Terms and Conditions, UTSI hereby grants to TTL and TTL hereby accepts from UTSI the limited, nontransferable, nonexclusive rights (subject to Article 9 above) to use the Software solely in the operation of UTSI Equipment purchased hereunder, to commence on Delivery of the Software to TTL and payment therefor by TTL and to last for the life of the Equipment purchased hereunder.

12.1.2      Except as permitted by this section, TTL will not (i) copy or duplicate, or permit anyone else to copy or duplicate, any part of the Software, or (ii) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the source programs or any part thereof from the object programs or from other information made available under this Order (except as permitted by law).  TTL may (at its own expense) make two copies of the object program for archive purposes.

12.1.3      TTL will not, directly or indirectly, sell, transfer, offer, disclose, rent, lease (as lessor), or license the Software to any third party, except that subject to these Terms and Conditions, and subject to Article 9 above, TTL may transfer its rights to use the Software to a third party purchaser, lessee or user of the Equipment purchased hereunder the right solely to use the software in the operation of the Equipment purchased hereunder.

12.1.4      UTSI will provide free of cost any software defect fixes during the warranty period.

12.1.5      Software Upgrades shall be provided, for a period of [***] years provided TTL buys extended warranty/AMC services.

13.          PATENT AND COPYRIGHT INFRINGEMENT

13.1         Defense of Claims

UTSI agrees (i) to resist or defend at its own expense any claim for royalty payments or for equitable relief or damages against TTL based on an allegation that the manufacture of any Item or combination of Items delivered hereunder or the use (but only in accordance with documentation provided by UTSI), lease, or sale thereof or that any documentation delivered by UTSI hereunder infringes any patent or copyright, (ii) to pay any royalties and other costs related to the settlement of such request and (iii) to pay the costs and damages, including attorney’s fees and litigation costs, finally awarded as the result of any suit based on such claim, provided that UTSI will not be liable for such damages to the extent resulting from the failure of TTL to notify UTSI promptly of any such claim or from TTL’s failure to provide reasonable assistance or information requested in writing by UTSI in connection with the defense of any such claim.

13.2         Indemnity Against Injunctions

In the event that, as a result of any suit for patent or copyright infringement (i) prior to Delivery, the manufacture of any item supplied by UTSI hereunder is enjoined, or (ii) after Delivery, the use, lease or sale thereof is enjoined, then UTSI will, at its option and expense, either (a) negotiate a license or other agreement with the plaintiff so that such Item is no longer infringing, (b) modify such item suitably or substitute a suitable item therefor, which modified or substituted item is not subject to such injunction, and to extend the provisions of this Clause thereto, or if (a) or (b) cannot be effected by UTSI’ reasonable and diligent efforts, (c) repurchase enjoined Items at their then current value on TTL’s audited accounts.

UTSI will indemnify TTL to such extent from any and all damages and costs (including settlement costs agreed to by TTL and UTSI) finally awarded or so agreed upon for infringement of any patent or copyright in any suit resulting from Other Claims, and from reasonable expenses incurred by TTL in defense of such suit if UTSI does not undertake the defense thereof within a reasonable period.

13.3         Cross Indemnity

Notwithstanding the above, UTSI will not be liable for any damages or costs resulting from claims to the extent that any of the following constitutes either direct or contributory infringement of any patent (such claims being collectively referred to herein as “Other Claims”):

i)                                         UTSI’ compliance with TTL’s specific Equipment or Software design instructions;

ii)                                      the use of any item in combination with products other than those that are part of the Network equipment; or

iii)                                   a manufacturing or other process carried out by or through TTL and utilizing any item.

TTL will indemnify UTSI to such extent from any and all damages and costs (including settlement costs agreed to by TTL and UTSI) finally awarded or so agreed upon for infringement of any patent or copyright in any suit resulting from Other Claims, and from reasonable expenses incurred by UTSI in defense of such suit including attorneys’ fees if TTL does not undertake the defense thereof.

14.          EXPORT, RE-EXPORT AND TRANSFER CONTROLS

TTL hereby acknowledges that the Equipment and technology or direct products thereof (hereafter referred to as “Products and Technology”), supplied by UTSI hereunder are subject to export controls under the laws and regulations of the United States and Japan.  TTL shall comply with such laws and regulations and agrees not to export, re-export or transfer UTSI Products and Technology without first obtaining all required United States and Japanese Government authorizations or licenses.  UTSI and TTL each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents.

End-Use/User: TTL hereby certifies that none of the Products and Technology supplied by UTSI to TTL hereunder will be exported, re-exported, or otherwise transferred by TTL: A) to a United States or Japan embargoed or highly restricted destination,; B) for use by or for any military end-user, or in any military end-use located in or operating under the authority of any country; C) to any entity that is engaged in the design, development, production, stockpile or use of nuclear, biological or chemical weapons or missiles; D) to Parties without first obtaining all required United States or Japanese Government authorizations or licenses. TTL’s obligation under this clause shall survive the expiration or termination of these Terms and Conditions.

15.          LIMITATION OF LIABILITY

Notwithstanding any other clause in this Agreement, in no event will UTSI be liable for [***]

Notwithstanding any other clause in this Agreement, the remedies of TTL and UTS set forth herein are exclusive and the liability of UTS for a breach of UTS’ obligations with respect to the Equipment (including warranty obligations) shall be limited [***]

16.          PROPRIETARY INFORMATION

16.1         UTSI and TTL, to the extent of their contractual and lawful right to do so, will exchange proprietary or confidential information as reasonably necessary for each to perform its obligations hereunder.  All information relating to these Terms and Conditions and any Purchase Orders accepted hereunder provided by either party to the other, whether oral or written and all software will be and is hereby deemed to be confidential and proprietary information (“Proprietary Information”).

16.2         Except as set forth in Section 15.3 below, a party receiving Proprietary Information pursuant hereto (the “Receiving Party,” which shall include the final end user customers) will not, without the prior written consent of the party disclosing such information (the “Disclosing Party”), (i) use any portion of the Proprietary Information for any purpose other than the purpose of these Terms and Conditions, or (ii) disclose any portion of the Proprietary Information to any person or entities other than the employees and consultants of the Receiving Party (and UTSI’ subcontractors) who reasonably need to have access to the Proprietary Information in connection with the purposes of these Terms and Conditions and who have agreed to protect Proprietary Information as though they were a party to these Terms and Conditions.

16.3         A Receiving Party will not be liable for disclosure of Proprietary Information, or part thereof, if the Receiving Party can demonstrate that such Proprietary Information (i) was in the public domain at the time it was received or subsequently entered the public domain through no fault of the Receiving Party; (ii) was known to or is in the lawful possession of the Receiving Party at the time of receipt; or (iii) is disclosed more than [***] years, except [***] years for software, after the date of receipt of the particular Proprietary Information by the Receiving Party.  In the event of any legal action or proceeding or asserted legal requirement for disclosure of Proprietary Information furnished hereunder, the Receiving Party will promptly notify the Disclosing Party and, upon the request and at the expense of the Disclosing Party, will cooperate with the Disclosing Party in lawfully contesting such disclosure.  Except in connection with any failure to discharge its responsibilities under the preceding sentence, the Receiving Party will not be liable for any disclosure pursuant to court order.

16.4         Proprietary Information will remain the property of the Disclosing Party and will, at the Disclosing Party’s request and after it is no longer needed for the purposes of these Terms and Conditions, promptly be returned thereto or be destroyed, together with all copies made by the Receiving Party and by anyone to whom such Proprietary Information has been made available by the Receiving Party in accordance with the provisions of this section.

17.          TERMINATION

This Agreement may be terminated by either party:

a)                                      if the other party is in material breach of this Agreement and fails to cure such breach within 30 days of receiving written notice of the breach.  Provided that the breaching party continues to make diligent and good faith efforts to cure the breach, the breaching party shall be granted a reasonable extension of time to cure the breach.

b)                                     upon sixty (60) days prior written notice if any of the following circumstances remain uncured: (i)if the other party becomes insolvent or unable to pay its debts  in the ordinary course of its business; (ii) if a voluntary or involuntary petition under applicable bankruptcy laws is filed by or against the other party; (iii) if a receiver is appointed for the business affairs of the other party or the other party makes an assignment for the benefit of creditors without permission of the other party; or (iv) if the other party liquidates or ceases doing business as a going concern.

Any provision of this Agreement which by its nature survives termination shall survive termination of this Agreement.

18.          LAWS AND REGULATIONS

The validity, construction and performance of this Contract including its enforcement shall be governed by and interpreted in accordance with the laws of India.  Subject to Article 19 (Dispute Resolution and Arbitration), the Parties agree to submit themselves to the jurisdiction of Courts in Mumbai.

19.          DISPUTES RESOLUTION AND ARBITRATION

19.1         If any dispute, difference, controversies or claims of any kind whatsoever shall arise between the Parties this Contract including any question regarding its existence, validity or termination of the execution of the works, whether before or after the termination, abandonment or breach of this Contract, the Parties shall seek to resolve any such dispute or difference by mutual consultation.  The Parties will make their best endeavor to resolve disputes, differences, controversies or claims by mutual consultation and deliberation within [***] days.  In case of failure, the issues will be referred to the respective senior managements of the Parties.  They shall strive to resolve all such disputes, differences, controversies, or claims within a further period of  [***] days.

19.2         If the Parties fail to resolve such dispute or difference, controversy, or claim by mutual consultation and also by reference to their respective CEOs, then either Party may give the other, a formal notice in writing that the dispute, difference, controversy, or claim exist specifying its nature, the point(s) in issue and its intention to refer such disputes, differences, controversies, or claims to arbitration under the Arbitration and Conciliation Act, 1996.

19.3         If the Parties fail to resolve such disputes, differences, controversies, claims by further consultation within a period of [***] days from the date upon which such notice of disputes has been given, the disputes, difference, controversies, claims shall be referred to and finally settled by arbitration under the Arbitration and Conciliation Act, 1996.

19.4         It is agreed between the Parties that each Party shall have the right to nominate one arbitrator each, and the said two so nominated arbitrators shall appoint the arbitrator who shall act as the Presiding Officer of the said Arbitral Tribunal.  The aforementioned arbitrators shall be professionally qualified to deal with the intricacies and the technicalities of the disputes, differences, controversies, claims or any other technical issues.

19.5         The Parties agree to seek to mutually designate an independent technical expert in the field to act as assist the Arbitral Tribunal, if so required.  If they fail to agree in [***] days, any party can make an application to the Chief Justice of Mumbai High Court for such appointment.

19.6         The arbitration shall be held in Mumbai, India or some other mutually agreed location and the arbitration proceedings shall be conducted in the English language.  The arbitrators will be requested to give their award in [***] days’ time.

19.7         The award shall be final and binding on the Parties.

19.8         The award shall be entered in any court having jurisdiction and any such court may order enforcement of the award against the Parties and their respective successors and permitted assignees.

19.9         Each Party shall be responsible for it’s own costs during arbitration process such as legal costs, travel and stay costs etc. only the inseparable costs of arbitration such as arbitrator’s fees and venue expenses shall be borne equally and jointly.

19.10       In the course of arbitration, both Parties shall continue to execute this Contract in so far, as is reasonably practical.  This clause shall survive termination of this Contract.

20.          FORCE MAJEURE

20.1         Any obligation of any Party to this Order, other than obligations for the payment of money, will be suspended during any period in which such Party is unable to perform such obligation by reason of Force Majeure, but only to the extent and for the duration of such inability to perform, and any applicable deadlines or expiration dates will be extended or delayed by the duration of such inability.  For the purposes hereof, “Force Majeure” means war (including acts of terrorism and warlike acts, even if no formal state of war has been declared), civil commotion, sabotage, fire, flood, natural calamities, strikes and lockouts, Act of State or direction from governmental authority requiring the suspension of work hereunder, epidemics or quarantine or import or export restrictions (as are not limited to the establishments and facilities of the Parties).  A Party subject to a Force Majeure will promptly notify the other giving details of the nature of the event and the expected period of its duration and will take all reasonable steps to mitigate the effects thereof.

20.2         When the Force Majeure event ceases, the Parties are to resume their responsibilities under the terms of this Agreement within [***] working days, or, if the same is not possible within said time period, then as soon as reasonably and commercially possible.

20.3         In the event that a Force Majeure event materially frustrates this Agreement and has prevented, or if the Parties reasonably expects such event to prevent, timely performance hereunder for a period of more than [***] months, then the Parties may temporarily take reasonable steps to mitigate its potential damage, including procurement of equipment and software from such other sources as will be satisfactory to meet requirements of this Agreement for the period of the Force Majeure.  In the event that a Force Majeure event materially frustrating this Agreement continues, or the Parties are unable to perform due to a Force Majeure, for more than [***] months, either Party may terminate this Order without further obligation by either Party, provided, however, that any outstanding amounts due UTSI shall be paid by TTL and UTSI shall undertake to use reasonable efforts to resell for the account of TTL any unusable items returned by TTL to UTSI.

21.          ENTIRE UNDERSTANDING

These Terms and Conditions supersede and replace any and all prior agreements, understandings or arrangements, whether oral or written, heretofore made between the Parties relating to the Order, and together with the Exhibits attached hereto constitutes the entire understanding of the Parties with respect to the Order.  These terms and conditions contained in the Order may not be altered, interpreted or amended except by an express written agreement or change order signed by both Parties hereto.

22.          OUT OF WARRANTY MAINTENANCE ASSISTANCE AND TECHNICAL SUPPORT

22.1         UTSI agrees that it shall for the operational and commercial life of the product, supplied hereunder, which in any case shall not be less than [***] years from Delivery:

22.1.1      keep available all necessary spare parts for the Equipment, provision of any such spare parts on terms and conditions, including the prices, to be mutually agreed upon in good faith; and

22.1.2      repair any defective Equipment out of warranty on terms and conditions, including the prices, to be agreed upon.

22.1.3      In case of obsolescence, UTSI shall give a notice of not less than [***] days prior to discontinuing any Equipment of the type purchased hereunder.

22.1.4      UTSI shall submit to TTL a detailed proposal for Out of Warranty Technical Assistance and Software Maintenance support.  Subject to the above conditions, TTL may select and purchase additional technical support for UTSI Equipment at mutually agreed prices.  The UTSI Material Return Center coordinates repair services for UTSI-supplied equipment.  TTL must obtain a Return Material Authorization (RMA) number for each FRU prior to returning the unit to UTSI.  There will be no charge for repair of FRUs still covered by the original warranty or by UTSI’ optional extended warranty services if TTL has elected such extended warranty services.  Repaired modules will be warranted for [***] days after Shipment or the remainder of the original warranty period, whichever is greater.  TTL will enter into UTSI’ standard Technical Assistance and Software Maintenance Support Agreement at prices to be mutually agreed.

23.          COMPLIANCE WITH LAWS

Both Parties shall comply with respectively binding laws and provisions of this Agreement and fully indemnify the other Party with regard to any willful or otherwise non-compliance.

CHANGES

23.1         TTL may request a reasonable number of quotations from UTSI for the costs of potential changes to Specifications or scheduling requirements set forth in the Schedule (“Change Request”).  UTSI will promptly make such quotes to TTL and will negotiate those quotes with TTL in good faith.  UTSI may, on its own initiative, propose such changes by providing TTL with such a quotation, in which event TTL will promptly respond to UTSI’ proposal.

23.2         If any such Change Request causes an increase or decrease in the cost of, or the time required for, performance, the Parties will equitably adjust the Price and/or Delivery date, and will amend the Order in writing accordingly.  Any claim for adjustment by UTSI resulting from a Change Request will be automatically waived unless asserted in writing by UTSI (a “UTSI Claim”) within [***] days from the date of receipt by UTSI of the Change Request.  UTSI will state the amount of such adjustment claimed either as part of the UTSI Claim, or at such later date (not to exceed [***] days from the date of receipt by UTSI of the Change Request) as UTSI may request as part of such UTSI Claim.

23.3         The personnel of each Party may from time to time render technical assistance or give technical advice to, or effect an exchange of information with the personnel of the other Party concerning the subject matter of this Order.  However, UTSI will not deviate from the requirements of this Order by reason of such assistance, advice or exchange of information, unless the deviation is incorporated into and authorized by a Change Request issued in accordance with the clauses herein.  Such assistance, advice or exchange of information, shall not delete or in any way modify any of the rights or obligations of the Parties, express or implied.

24.          GENERAL PROVISIONS

24.1         No Liability for Other Party’s Acts

Neither party shall be liable for any losses, injuries, or damages caused by or attributable to the acts and/or omissions of the other party, its employees, or its agents.

24.2         Independent Contractors

The Parties hereto agree that they are independent contractors.  This Agreement shall not be construed to create or result in a partnership or joint venture between the Parties hereto, nor to make either party the agent of the other party.  This Agreement shall not create any third party beneficiary rights.

24.3         Notices

Any notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently communicated if delivered (i) in person or by means of a recognized courier service or email with Delivery notice, (ii) sent by facsimile with written confirmation sent by regular airmail, or (iii) if sent by registered airmail, return receipt requested, to the recipient party at its address appearing in the preamble hereof or to such other address as such party may have designated for such purpose by notice previously given to the other party in accordance with the terms hereof.

All email communication shall be deemed accepted if no notice of “failure” or “return” is received.  All emails must be acknowledged by the recipient within 2 working days of the communication.

If to UTSI:	Attention: Russell Boltwood, Legal Affairs

1275 Harbor Bay Parkway Alameda, Ca. 94502 USA +1 510 864 8800 (Voice) l +1 510 864 8802 (Fax)

If to TTL:	Attention: A.G Rao

G.M Corporate UG Floor, K.L.K Estate, Fateh Maidan Rd. Hyderabad - 500 001

Notices shall be deemed to have been received if delivered in person, on the same day; if sent by facsimile, 24 hours after transmission; if sent by registered mail, seven (7) days after deposit into the respective national mail Product.

24.4         Security Interest

UTSI reserves, and TTL hereby grants to UTSI, a security interest in each Product purchased and licensed and in any proceeds thereof until UTSI has received payment in full.  TTL agrees at UTSI’s request to execute any and all financing statements and to take such other action as UTSI may reasonably request to carry out the intent of this section.

24.5         No Assignment

Neither party may assign its rights and/or obligations, hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, except in case where such assignment is pursuant to a transfer of all or substantially all of business and assets, whether by merger, sale of assets, sale of stock, or otherwise.

24.6         Publicity

The substance and timing of any written or other public disclosure relating to this Agreement, in the form of a press release or similar disclosure shall be subject to the prior written approval of both Parties.

24.7         No Violation of Applicable Law

If any provision of this Agreement is held to be invalid under any applicable law, such provision shall be ineffective to the extent of such violation without invalidating other provisions of this Agreement.

24.8         Conflicting Exhibits

In the event that any provision of the Exhibits or any other attachments to this Agreement are deemed to be in conflict with the provisions of this Agreement, the provisions of this Agreement shall control.

24.9         No Waiver

Any failure by either party to enforce strict performance by the other party of any provision herein shall not constitute a waiver of the right to subsequently enforce such provision or any other provision of this Agreement.

24.10       Entire Agreement

This Agreement and the Exhibits hereto constitute the entire agreement between UTSI and TTL relating to the subject matter hereof and supersede all statements, representations, and understandings, which have been made by either party or their agents or representatives prior to the execution of this Agreement.  No modification of this Agreement shall be binding upon either party unless made in writing and executed on behalf of that party by its duly authorized representative.

24.11       May be Executed in Counterparts

This Agreement may be executed in counterparts and by facsimile such that when taken together the, counterparts shall be deemed a true original of the Agreement between the Parties.

For Tata Teleservices Ltd.	For UTStarcom Inc.

By it’s Authorised Representative:	By it’s Authorised Representative:

/s/ Ajay Madan	/s/ Ruchir Godura

Mr. Ajay Madan	Mr. Ruchir Godura

(Chief Technical Officer)	(Country Manager & Director — South Asia)

Witness:	Witness:

/s/ A. G Rao	/s/ Yogesh Bijlani

Mr. A.G Rao	Mr. Yogesh Bijlani

Schedule A to Equipment Agreement

[***]

Schedule B to the Equipment Agreement

END-USER SOFTWARE LICENSE

The following terms and conditions shall constitute the license (“License”) by which software that accompanies, whether by being embedded into a hardware element or component or by means of a separate media such as diskette or compact disc, or otherwise (“Software”), is transferred in connection with products (“Products”) supplied by Seller (“Licensor”).

It is hereby agreed that provisions of this license agreement are subordinate to provision relating to Software as contained in the Agreement dated 4 February 2003 between UTSI and TTL.  In the event of any inconsistency between this license agreement and the above mentioned agreement, the provisions of the Agreement dated 4 February 2003 between UTSI and TTL shall prevail.

Grant.  The person who acquires any Product (“Licensee”) may install and use the Software in machine-readable form only, solely on the Products, and solely for the purpose of operating the Products.  Licensee may copy the Software only for backup purposes, provided that Licensee reproduces all copyright and other proprietary notices that are on the original copy of the Software.

Restrictions.  Licensee may not use, copy, modify, or transfer the Software, or any copy thereof, in whole or in part, except as expressly permitted by this License.  Licensee may not reverse engineer, disassemble, decompile, or translate the Software, or otherwise attempt to derive the source code of the Software, or permit any other person to do any of the foregoing.  Any attempt to transfer any right, duty or obligation in this License is void.  Licensee may not rent, lease, loan, resell for profit, or distribute the Software, or any part thereof.  License may not modify or create derivative works based on the Software in whole or in part.  Ownership.  The Software is not sold but is only licensed to Licensee for use only in accordance with this License, and Licensor reserves all rights not expressly granted to Licensee.

Copyright.  The Software is protected by United States copyright laws and international treaty.  The Software is owned by Licensor or its suppliers or licensors.

Term.  This License will terminate immediately upon notice to Licensee if Licensee materially breach any term or condition of this License. Licensee agrees upon termination promptly to destroy the Software and all copies thereof.

Warranty Disclaimer.  THE SOFTWARE IS PROVIDED TO LICENSEE “AS IS” AND LICENSOR AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

Limitation of Remedies.  IN NO EVENT SHALL LICENSOR OR ITS SUPPLIERS BE LIABLE TO LICENSEE OR TO ANY OTHER PERSON FOR [***].

Export Law.  The Software and related technology are subject to U.S. export control laws and may be subject to export or import regulations in other countries.  Licensee agrees strictly to comply with all such laws and regulations and acknowledge that Licensee has the responsibility to obtain such licenses to export, re-export or import as may be required.

General.  This License will be governed by the laws of the State of California, USA.  The Federal and State Courts located in San Francisco County, California, USA shall have sole jurisdiction over all disputes arising in connection with this License.  If any provision of this License is held to be unenforceable, that provision will be removed and the remaining provisions will remain in full force.  This License is the complete and exclusive statement of the agreement between Licensee and Licensor and supersedes all prior agreements, oral or written, and all other communications between Licensee and Licensor in relation to the subject matter of licensing the Software.

Licensee agrees to the terms and conditions set forth above in this License as of the effective date of this agreement date stated below:

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Schedule C to the Equipment Agreement

[***]

Schedule D to the Equipment Agreement

MUTUAL NON-DISCLOSURE AND CONFIDENTIALITY AGREEMENT

THIS AGREEMENT IS ENTERED INTO BY AND BETWEEN SELLER, INC., 1275 HARBOR BAY PARKWAY, SUITE 100, ALAMEDA, CA 94502 (“Seller”) AND Buyer (“Company”).

1.                                       This Agreement shall apply to all confidential and proprietary information disclosed by the parties to the other, including but not limited to confidential product planning information, product specifications and other proprietary and business and technical information (hereinafter referred to as “Confidential Information”).  As used herein, “Confidential Information” shall be in written, graphic, machine recognizable or other tangible or electronic form and marked “Confidential” or “Proprietary” or shown by implication that it is imparted or disclosed in confidence, or if disclosed orally or visually, shall be reduced to writing in summary form, identified as “Confidential Information” and sent to the Receiving Party within 15 days following such oral or visual disclosure.

2.                                       Seller and Company mutually agree to hold the other party’s Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties except after receiving prior consent by the disclosing party in writing.  Seller and Company shall use the same degree of care to avoid disclosure of such Confidential Information as each employs with respect to its own proprietary information of like importance or a greater degree if reasonable.

3.                                       Seller and Company agree that they will not use the other party’s Confidential Information for any purpose other than for the intended purposes, without the prior written permission of the other party.

4.                                       Seller and Company mutually agree they may disclose such Confidential Information to their respective responsible employees, including employees of other Tata group companies or any other company in whom Tata Group has a management right or ownership stake, with a bona fide need to know, and Seller and Company agree to instruct all such employees not to disclose such Confidential Information to third parties and will ensure that such employees have agreed to similar non-disclosure provisions with Seller or the Company, its own employees respectively.

5.                                       Information shall not be deemed Confidential Information and the receiving party shall have no obligation regarding any information for which it can be proven in written documentation (a) is already known to the receiving party at the time that it is disclosed without use of the Confidential Information; (b) is or becomes publicly known through no wrongful act contrary to this Agreement of the receiving party; (c) is rightfully received from a third party without obligation of confidence or restriction on disclosure from receiving party and without breach of this Agreement; (d) is independently developed by the receiving party without use of Confidential Information; (f) is disclosed pursuant to a requirement of a valid court order

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provided that the Receiving Party provides (i) prior written notice for the disclosing party of such obligation and (ii) the opportunity to oppose such disclosure and (iii) it is disclosed for the extent and purposes or the order only.

6.                                       All Confidential Information shall remain the property of the disclosing party, and upon the written request of either party, the other party shall promptly return to the disclosing party all Confidential Information disclosed to it and all copies thereof or at the disclosing party’s option shall destroy all such Confidential Information and shall provide the receiving party with a certificate that all Confidential Information has been destroyed.

7.                                       Seller and Company recognize and agree that nothing contained in this Agreement shall be construed as granting any rights, by license or otherwise to any Confidential Information disclosed pursuant to this Agreement.

8.                                       This agreement shall be binding upon and inure to the benefit of the party’s successors and assigns.  This Agreement shall not be assignable by either party for the written consent of the other party, and any purported assignment not permitted hereunder shall be void.  This document constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous, understandings and agreements, either oral or written, between the parties or any official or representative thereof.

9.                                       The obligations undertaken by each party pursuant to this Agreement shall remain in effect for three years from the last date of disclosure of Confidential Information, and shall survive any termination or expiration hereof.

10.                                 None of the Confidential Information disclosed by the parties constitutes any representation, warranty, assurance, guarantee or inducement by either party to the either with respect to the infringement of trademarks, patents, copyrights; any right of privacy; or any rights of third persons.

11.           The parties hereto are independent contractors.

12.                                 This Agreement may be modified only by written amendment signed by both parties.  This Agreement shall be construed in accordance with the laws of India without regard to the conflict of laws provisions and shall be subject to the jurisdiction of the courts of India.

13.                                 The receiving party may make copies of Confidential Information only to the extent necessary for the purpose of this Agreement provided that the copies are marked “Confidential” and treated as Confidential Information in accordance with the terms of this Agreement.

14.                                 Accordingly, nothing in this Agreement, will be construed as a representation or inference prohibiting either party from developing products, having products developed for it, from entering into joint ventures, alliances, or licensing arrangements. that all without violation of this Agreement, compete with the products or systems embodying the Confidential Information.

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Schedule F to the Equipment Agreement

[***]

Acceptance Test Plan

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Table of Contents

[***]

Purpose of document

This document shall describe the acceptance test plan for a standard [***] installation.  Included are descriptions of the necessary tools, preparation, installation and steps to do the tests.  This document is provided as a reference to the field engineers to complete system acceptance testing with the customer.

General

The tests will be performed on [***] at exchange and remote terminals.  Each test section is composed of the title of the test, purpose, description, equipment, documentation, pre-requisites and expected results.

This is a very detailed acceptance test plan and is expected that all the tests mentioned here will be conducted [***].  For additional systems, the routine acceptance test plan shall be followed.

Also, this acceptance test plan is for [***].  The actual site acceptance shall be limited to the [***].

Before the actual verification tests, it will be assumed that:

•                  The system was properly commissioned and working normally.

•                  The working system will guarantee the proper inter working tests, that is, [***].

•                  The required test equipment and other components that are necessary to configure the system should be in place before proceeding with the actual verification tests.

[***]

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